Exhibit 99.1

Pixelworks Reports Fourth Quarter and Fiscal Year 2018 Financial Results

Fourth quarter revenue increased 11% year-over-year with strong growth in new markets

SAN JOSE, Calif., Feb. 7, 2019 - Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of power efficient visual processing solutions, today announced financial results for the fourth quarter and fiscal year ended December 31, 2018.
Fourth Quarter and Recent Highlights

•	Mobile revenue increased 78% year-over-year, reflecting volume production in support of a growing number of smartphone design wins

•	Video Delivery revenue increased 31% year-over-year, driven by ramping shipments of XCode transcoding chips to leading consumer electronics OEMs in Japan

•	GAAP gross profit margin increased 340 basis points year-over-year to 53.1%; non-GAAP gross profit margin was 55.1%

•	Nokia 7.1 and Black Shark Helo smartphones, featuring Iris visual processor, recognized for superior display performance

•	Monetized non-strategic patents for an after-tax gain of $3.9 million, net, to be recognized in first quarter of 2019

•	Entered into an agreement with HMD Global to provide visual processing solutions for next-generation Nokia smartphones
Full Year 2018 Business Highlights

•	Secured five smartphone wins across four OEMs for 3rd and 4th generation Iris visual processors

•	Launched 4th generation Iris mobile visual processor, and taped-out 5th generation Iris

•	Successfully integrated previously acquired Video Delivery business which became accretive to quarterly operating results

•	Completed multi-year SoC co-development project with large Projector customer
President and CEO of Pixelworks, Todd DeBonis, commented, “I’m pleased with our team’s execution in 2018, as we demonstrated substantial progress on both operational improvements and our growth objectives. In addition to the successful integration of ViXS Systems, we ramped a meaningful number of programs at new and existing customers across our targeted end markets. Notably, we maintained our investments in research and development in support of future growth, while also generating positive adjusted EBITDA and cash flow from operations for the year. In late December, we entered into an agreement to monetize non-strategic patents acquired as part of ViXS, which will result in recognizing a net gain of $3.9 million for the transaction in the first quarter of 2019 - further underscoring the realized value from this highly-accretive transaction for Pixelworks.
“2018 was also a transformative year in our Mobile business with announced wins on five smartphones, two of which were launched in the fourth quarter. Awareness and interest in our Iris family of mobile visual processors continue to build, and we exited the year with the strongest pipeline of active engagements to-date. Further highlighting our recent momentum, most recently we announced an agreement with HMD Global to incorporate Pixelworks’ Iris solution into a broad range of next-generation Nokia smartphones.
“In our Video Delivery business, we continue to see strong demand from our lead Japanese consumer electronics customers for our XCode family of transcoding solutions for ADSB-compatible 4K set-top-boxes and advanced PVRs. Initial uptake for these devices has been strong, and we expect healthy follow-on orders as OEM customers replenish the sales channel in order to meet future consumer demand in Japan.”
DeBonis, concluded, “Looking to 2019, we are focused on realizing the next leg of growth and targeting expanded opportunities across flagship and mid-tier mobile devices as well as next-generation consumer platforms for high-quality video streaming and delivery. As we ramp our growing pipeline of customer engagements and additional production orders, we expect to drive continued year-over-year growth in both our Mobile and Video Delivery end markets.”

Fourth Quarter and Fiscal 2018 Financial Results
Revenue in the fourth quarter of 2018 was $20.5 million, which included approximately $1.5 million of planned end-of-life (EOL) product revenue, compared to $21.5 million in the third quarter of 2018. Revenue in the fourth quarter of 2017 was $18.4 million, which included approximately $1.0 million of EOL product revenue. The year-over-year increase in fourth quarter revenue was driven by growth in all of the Company’s target end markets. For the full year 2018, revenue was $76.6 million, which included approximately $2.0 million of EOL product revenue, compared to full year revenue of $80.6 million in 2017, which included approximately $15.3 million of EOL product revenue. Excluding the respective contributions from EOL products and the inclusion of a full year of Video Deliver revenues, full year 2018 revenue grew more than 14% year-over-year.
On a GAAP basis, gross profit margin in the fourth quarter of 2018 was 53.1%, compared to 52.3% in the third quarter of 2018 and 49.7% in the fourth quarter of 2017. GAAP gross profit margin for the full year 2018 was 51.6% compared to 51.8% in the prior year. Fourth quarter 2018 GAAP operating expenses were $12.4 million, compared to $10.8 million in the third quarter of 2018 and $12.2 million in the year-ago quarter. For full year 2018, GAAP operating expenses were $44.3 million, compared to $43.8 million in full year 2017.
For the fourth quarter of 2018, the Company recorded a GAAP net loss of $1.6 million, or ($0.04) per share, compared to GAAP net income of $231,000, or $0.01 per diluted share, in the third quarter of 2018 and a GAAP net loss of $3.6 million, or ($0.10) per share, in the year-ago quarter. GAAP net loss for the full year 2018 was $4.6 million, or ($0.13) per share, compared to a GAAP net loss of $4.2 million, or ($0.13) per share, for the full year 2017.
On a non-GAAP basis, fourth quarter 2018 gross profit margin was 55.1%, compared to 54.7% in the third quarter of 2018 and 56.9% in the year-ago quarter. Fourth quarter 2018 non-GAAP operating expenses were $10.3 million, compared to $8.9 million in the third quarter of 2018 and $10.6 million in the year-ago quarter. Operating expenses in the fourth quarter of 2018 included the recognition of approximately $220,000 of anticipated offsets to R&D related to the Company’s co-development project with a large digital projector customer compared to $1.8 million of related offsets in the prior quarter. Non-GAAP gross profit margin for the full year 2018 was 54.2% compared to 55.2% in the prior year.
For the fourth quarter of 2018, the Company recorded non-GAAP net income of $1.1 million, or $0.03 per diluted share, compared to non-GAAP net income of $2.5 million, or $0.07 per diluted share, in the third quarter of 2018 and a non-GAAP net loss of $379,000, or ($0.01) per share, in the year-ago quarter. For the full year 2018, non-GAAP net income was $3.4 million, or $0.09 per diluted share, compared to net income of $7.7 million, or $0.23 per diluted share, for the full year 2017.
Adjusted EBITDA in the fourth quarter of 2018 was $1.8 million, compared to $3.8 million in the third quarter of 2018 and $778,000 in the year-ago quarter. For the full year 2018, adjusted EBITDA was $8.0 million, compared to adjusted EBITDA of $12.9 million for the full year 2017.
Business Outlook
For the first quarter of 2019, Pixelworks expects revenue to be in a range of between $15.5 million and $16.5 million, reflecting more than typical seasonality in the Digital Projection market partially offset by continued year-over-year growth in the Company’s Mobile and Video Delivery businesses. Additional guidance will be provided as part of the Company’s earnings conference call.
Conference Call Information
Pixelworks will host a conference call today, February 7, 2019, at 2:00 p.m. Pacific Time, which can be accessed by calling 1-877-359-9508 and using passcode 4458566. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Thursday, February 14, 2019, and can be accessed by calling 1-855-859-2056 and using passcode 4458566.
About Pixelworks, Inc.
Pixelworks creates, develops and markets high-efficiency visual display processing and advanced video delivery solutions for the highest quality display and streaming applications. The Company has a 20-year history of delivering image processing innovation to providers of leading-edge consumer electronics and professional displays. Pixelworks is headquartered in San Jose, Calif. For more information, please visit the company’s Web site at www.pixelworks.com.
Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share, which exclude deferred revenue fair value adjustment, inventory step-up and backlog amortization, amortization of acquired intangible assets, stock-based compensation expense, restructuring expenses, acquisition and integration expenses, gain on extinguishment of convertible debt, fair value adjustment on convertible debt conversion option, discount accretion on convertible debt fair value, and benefit related to tax reform which are all required under GAAP as well as the tax effect of the non-GAAP adjustments. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which Pixelworks defines as GAAP net income (loss) before interest income (expense) and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above.
Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period to period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing businesses and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis.
In calculating the above non-GAAP results, management specifically adjusted for certain items related to the acquisition of ViXS Systems, Inc., including deferred revenue fair value adjustment, amortization of acquired intangible assets, impact of inventory step up, all related to fair valuing the items, acquisition and integration costs, restructuring expenses related to a reduction in workforce and facility closure and consolidations, gain on debt extinguishment, fair value adjustment on convertible debt conversion option, and accretion on convertible debt. Management considers these items as either limited in term or having no impact on Pixelworks’ cash flows, and therefore has excluded such items to facilitate a review of current operating performance and comparisons to our past operating performance.
Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.
Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s digital projection, mobile and video delivery businesses, including market movement and demand, customer engagements, mobile wins and the timing thereof, growth in the mobile and video delivery markets, strategy, seasonality, the impact of our agreement as to non-strategic patents, accretion and additional guidance, particularly as to revenue for the first quarter of 2019. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to execute on our strategy, including the integration of ViXS; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2017 as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Revenue, net (1)	$20,539	$21,472	$18,448	$76,554	$80,637
Cost of revenue (2)	9,634	10,235	9,288	37,076	38,873
Gross profit	10,905	11,237	9,160	39,478	41,764
Operating expenses:
Research and development (3)	6,673	5,322	6,695	22,881	21,427
Selling, general and administrative (4)	5,310	5,070	5,068	19,953	20,450
Restructuring	429	414	439	1,464	1,920
Total operating expenses	12,412	10,806	12,202	44,298	43,797
Income (loss) from operations	(1,507)	431	(3,042)	(4,820)	(2,033)
Interest income (expense) and other, net (5)	(82)	(112)	(919)	647	(1,647)
Income (loss) before income taxes	(1,589)	319	(3,961)	(4,173)	(3,680)
Provision (benefit) for income taxes (6)	52	88	(409)	448	493
Net income (loss)	$(1,641)	$231	$(3,552)	$(4,621)	$(4,173)
Net income (loss) per share:
Basic	$(0.04)	$0.01	$(0.10)	$(0.13)	$(0.13)
Diluted	$(0.04)	$0.01	$(0.10)	$(0.13)	$(0.13)
Weighted average shares outstanding:
Basic	36,736	36,195	34,359	35,959	31,507
Diluted	36,736	37,993	34,359	35,959	31,507
——————
(1) Includes deferred revenue fair value adjustment	$—	$52	$68	$52	$93
(2) Includes:
Amortization of acquired intangible assets	298	298	298	1,192	497
Stock-based compensation	93	87	64	324	243
Inventory step-up and backlog amortization	17	97	949	475	1,965
(3) Includes stock-based compensation	635	609	527	2,466	1,648
(4) Includes:
Stock-based compensation	910	762	556	2,893	2,352
Amortization of acquired intangible assets	101	101	101	404	168
Acquisition and integration	—	—	(45)	—	2,460
(5) Includes:
Fair value adjustment on convertible debt conversion option	—	—	621	—	743
Discount accretion on convertible debt fair value	—	—	124	69	196
Gain on debt extinguishment	—	—	(29)	(1,272)	(29)
(6) Includes benefit related to tax reform	—	—	(343)	—	(343)

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$10,905	$11,237	$9,160	$39,478	$41,764
Amortization of acquired intangible assets	298	298	298	1,192	497
Stock-based compensation	93	87	64	324	243
Inventory step-up and backlog amortization	17	97	949	475	1,965
Deferred revenue fair value adjustment	—	52	68	52	93
Total reconciling items included in gross profit	408	534	1,379	2,043	2,798
Non-GAAP gross profit	$11,313	$11,771	$10,539	$41,521	$44,562
Non-GAAP gross profit margin	55.1%	54.7%	56.9%	54.2%	55.2%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$12,412	$10,806	$12,202	$44,298	$43,797
Reconciling item included in research and development:
Stock-based compensation	635	609	527	2,466	1,648
Reconciling items included in selling, general and administrative:
Stock-based compensation	910	762	556	2,893	2,352
Amortization of acquired intangible assets	101	101	101	404	168
Acquisition and integration	—	—	(45)	—	2,460
Restructuring	429	414	439	1,464	1,920
Total reconciling items included in operating expenses	2,075	1,886	1,578	7,227	8,548
Non-GAAP operating expenses	$10,337	$8,920	$10,624	$37,071	$35,249
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$(1,641)	$231	$(3,552)	$(4,621)	$(4,173)
Reconciling items included in gross profit	408	534	1,379	2,043	2,798
Reconciling items included in operating expenses	2,075	1,886	1,578	7,227	8,548
Reconciling items included in interest expense and other, net	—	—	716	(1,203)	910
Tax effect of non-GAAP adjustments	237	(181)	(157)	—	—
Benefit related to tax reform	—	—	(343)	—	(343)
Non-GAAP net income (loss)	$1,079	$2,470	$(379)	$3,446	$7,740
Non-GAAP net income (loss) per share:
Basic	$0.03	$0.07	$(0.01)	$0.10	$0.25
Diluted	$0.03	$0.07	$(0.01)	$0.09	$0.23
Non-GAAP weighted average shares outstanding:
Basic	36,736	36,195	34,359	35,959	31,507
Diluted	38,320	37,993	34,359	37,819	33,668

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE (Figures may not sum due to rounding) (Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2018		2018		2017		2018		2017
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$(0.04)	$(0.04)	$0.01	$0.01	$(0.10)	$(0.10)	$(0.13)	$(0.13)	$(0.13)	$(0.13)
Reconciling items included in gross profit	0.01	0.01	0.01	0.01	0.04	0.04	0.06	0.05	0.09	0.08
Reconciling items included in operating expenses	0.06	0.05	0.05	0.05	0.05	0.05	0.20	0.19	0.27	0.25
Reconciling items included in interest expense and other, net	—	—	—	—	0.02	0.02	(0.03)	(0.03)	0.03	0.03
Tax effect of non-GAAP adjustments	0.01	0.01	(0.01)	—	—	—	—	—	—	—
Benefit related to tax reform	—	—	—	—	(0.01)	(0.01)	—	—	(0.01)	(0.01)
Non-GAAP net income (loss)	$0.03	$0.03	$0.07	$0.07	$(0.01)	$(0.01)	$0.10	$0.09	$0.25	$0.23

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN * (Figures may not sum due to rounding) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	53.1%	52.3%	49.7%	51.6%	51.8%
Amortization of acquired intangible assets	1.5	1.4	1.6	1.6	0.6
Stock-based compensation	0.5	0.4	0.3	0.4	0.3
Inventory step-up and backlog amortization	0.1	0.5	5.1	0.6	2.4
Deferred revenue fair value adjustment	—	0.2	0.4	0.1	0.1
Total reconciling items included in gross profit	2.0	2.5	7.4	2.7	3.5
Non-GAAP gross profit margin	55.1%	54.7%	56.9%	54.2%	55.2%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Reconciliation of GAAP net income (loss) and adjusted EBITDA
GAAP net income (loss)	$(1,641)	$231	$(3,552)	$(4,621)	$(4,173)
Stock-based compensation	1,638	1,458	1,147	5,683	4,243
Restructuring	429	414	439	1,464	1,920
Amortization of acquired intangible assets	399	399	399	1,596	665
Tax effect of non-GAAP adjustments	237	(181)	(157)	—	—
Inventory step-up and backlog amortization	17	97	949	475	1,965
Amortization of deferred revenue fair value adjustment	—	52	68	52	93
Fair value adjustment on convertible debt conversion option	—	—	621	—	743
Benefit related to tax reform	—	—	(343)	—	(343)
Discount accretion on convertible debt fair value	—	—	124	69	196
Acquisition and integration	—	—	(45)	—	2,460
Gain on debt extinguishment	—	—	(29)	(1,272)	(29)
Non-GAAP net income (loss)	$1,079	$2,470	$(379)	$3,446	$7,740
EBITDA adjustments:
Depreciation and amortization	$873	$933	$863	$3,555	$3,577
Non-GAAP Interest expense and other, net	82	112	203	556	737
Non-GAAP provision (benefit) for income taxes	(185)	269	91	448	836
Adjusted EBITDA	$1,849	$3,784	$778	$8,005	$12,890

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$17,944	$27,523
Short-term marketable securities	6,069	—
Accounts receivable, net	6,982	4,640
Inventories	2,954	2,846
Prepaid expenses and other current assets	1,494	1,328
Total current assets	35,443	36,337
Property and equipment, net	6,151	5,605
Other assets, net	1,132	1,338
Acquired intangible assets, net	4,208	5,856
Goodwill	18,407	18,407
Total assets	$65,341	$67,543
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,116	$1,436
Accrued liabilities and current portion of long-term liabilities	14,823	16,387
Current portion of income taxes payable	263	445
Total current liabilities	17,202	18,268
Long-term liabilities, net of current portion	1,017	1,487
Convertible debt	—	6,069
Income taxes payable, net of current portion	2,299	2,282
Total liabilities	20,518	28,106
Shareholders’ equity	44,823	39,437
Total liabilities and shareholders’ equity	$65,341	$67,543

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com